Exhibit 12

Ratio of Earnings to Fixed Charges                     --------------------------------------------------------------------------
                   (in $millions except ratios)                             Fiscal Year Ended September 30
                                                       --------------------------------------------------------------------------
                                                           1998           1997           1996           1995           1994
Fixed Charges
       Interest Expense                                   $   69         $    59        $    64        $   102        $    95
       Interest Portion of Rent (est.)                        10               7              7              7              6
                                                       -------------- -------------- -------------- -------------- --------------
              Sub-Total                                   $   79         $    66        $    71        $   109        $   101
                                                       -------------- -------------- -------------- -------------- --------------

Earnings
       Income from Continuing Ops                         $   78         $   219        $   185        $    --        $    57
         before taxes
         plus:  Fixed Charges                                 79              66             71            109            101
                                                       -------------- -------------- -------------- -------------- --------------
              Sub-Total                                   $  157         $   285        $   256        $   109        $   158
                                                       -------------- -------------- -------------- -------------- --------------

       Earnings/Fixed Charges (x) =                          2.0             4.3            3.6            1.0            1.6
                                                       ============== ============== ============== ============== ==============




Ratio of Earnings to Fixed Charges
                                                    -------------------------------------
                   (in $millions except ratios)          Six Months Ended March 31
                                                    -------------------------------------
                                                          1999               1998
Fixed Charges
       Interest Expense                                $    37            $    33
       Interest Portion of Rent (est.)                       4                  5
                                                    ------------------ ------------------
              Sub-Total                                $    41            $    38
                                                    ------------------ ------------------

Earnings
       Income from Continuing Ops                      $    90            $   110
         before taxes
         plus:  Fixed Charges                               41                 38
                                                    ------------------ ------------------
              Sub-Total                                $   131            $   148
                                                    ------------------ ------------------

                                                    ------------------ ------------------
       Earnings/Fixed Charges (x) =                        3.2                3.9
                                                    ================== ==================